Exhibit 10.1

STATE OF NORTH CAROLINA	)
)
COUNTY OF FORSYTH	)
SEVERANCE AGREEMENT AND RELEASE IN FULL
Gary L. Lackey	)
)
and	)
)
GRANITE MORTGAGE CO.	)
)

     Gary L. Lackey (“Mr. Lackey”) and Granite Mortgage Company (“the Company”), in consideration of the mutual promises hereinafter exchanged, agree as follows:
     1. The parties agree that Mr. Lackey’s employment agreement is terminated effective February 23, 2009, and Mr. Lackey will be relieved of this position as stated in his AMENDED AND RESTATED EMPLOYMENT AND NONCOMPETITION AGREEMENT dated 5/1/2003. The Company will pay Mr. Lackey for a total $432,000.00, with appropriate withholdings made to “Mr. Lackey” on Granite Mortgage payroll. (This payment can be in the form of a one-time total payment on 3/24/09 or split payment - $216,000.00 on 3/24/09 and the remaining $216,000.00 on 1/29/10 by providing a signed written statement to Karen Warlick to confirm payment option).
     2. The Company will pay, by lump sum, to (Mr. Lackey), the gross amount of all accumulated but unused vacation time remaining for 2009, twenty-one (21) days at $75.31 per hour for $12,652.90 from which appropriate withholdings will be made and paid to Mr. Lackey on 2/27/09.

     3. From and after the date of termination set forth in paragraph 1, Mr. Lackey shall not have the right to participate in or receive any benefit under any employee benefit plan of the Company, any fringe benefit plan of the Company, or any other plan, policy or arrangement of the Company providing benefits or perquisites to employees of the Company generally or individually. Provided, however, that he shall be entitled, if otherwise eligible, to elect the payment of benefits to which he is entitled under any employee benefit plan and to COBRA benefits as required by law.
     4. In consideration of the above referenced payment to him, Mr. Lackey intends to and does hereby release and covenant not to sue the Company, Bank of Granite Corporation and Bank of Granite, and their past and present Directors, their past and present employees and agents, and any other persons, agencies, firms, or corporations affiliated with the Company, Granite Mortgage and Bank of Granite from any and all causes of action and claims from the beginning of time to the date this Agreement is executed, including any causes of actions and claims which he may have on account of or in any way arising out of or in connection with his employment or other relationship with the Company, or the cessation of his employment with the Company.
     5. This release and covenant not to sue specifically includes, but is not limited to, any and all charges or actions under Title VII of the Civil Rights Act of 1964 as amended; the Age Discrimination in Employment Act; the Americans with Disabilities Act; the North Carolina Retaliation Discrimination Law, the Constitution, statutes, regulations, and Executive Orders of the United States and the State of North Carolina; and any and all claims at common law, including but not limited to, contractual claims and both intentional and unintentional tort claims; defamation claims; or for any other cause. Mr. Lackey agrees, as a further consideration and inducement for this agreement, that it shall apply to unknown and unanticipated damages resulting from in or in any way connected to his employment with the Company and the cessation of such employment through the effective date of this agreement.
     6. This Severance Agreement and Release in Full is not to be construed as an admission of liability on the part of the parties released and the parties hereby released deny liability of any nature or kind whatsoever to Mr. Lackey. This agreement is contractual and not merely recital.
     7. Mr. Lackey agrees not to disclose the terms of his Severance Agreement and Release in Full to any person except as may be required by law.
     8. The Company agrees to provide only neutral references [beginning and ending dates of employment and position(s) held] to prospective employers. Mr. Lackey agrees to advise all prospective employers to direct their inquiries to Karen Warlick regarding Mr. Lackey’s prior employment.
     9. Mr. Lackey expressly agrees that he will not make any disparaging remarks regarding the Company, Bank of Granite Corporation, Bank of Granite, their operations, past and present Board members, and their past and present employees and agents.
     10. Mr. Lackey will immediately return all Company property and equipment provided to him in the course and scope of his employment.
     11. The Company makes no representations or warranties concerning the tax treatment of the payments referred to in Paragraphs 2, 3, and 4 of this Agreement and Mr. Lackey can consult with his tax advisor regarding the payments.
     12. Mr. Lackey acknowledges that, pursuant to the provisions of the Older Workers Benefit Protection Act, he shall have up to twenty-one (21) days from the date this Agreement is presented to him to consider this agreement, and that he shall have seven (7) days from the date he executes his Agreement to rescind this agreement by providing a signed written statement to

Karen Warlick. Mr. Lackey acknowledges that if he does not execute and return his Agreement to Company by 5:00 p.m. on March 16, 2009, this Agreement shall be void.
     13. Mr. Lackey may choose to consult with his attorney regarding this Agreement.
     14. This Agreement shall become effective upon the expiration of the seven-day revocation period provided in paragraph 12 above in the event that Mr. Lackey has not revoked his acceptance of this Agreement as provided therein (the “Effective Date”).
     15. The non-competition and confidentiality provisions set forth in the AMENDED AND RESTATED EMPLOYMENT AND NONCOMPETITION AGREEMENT dated 5/1/2003 remain in effect under the terms set forth therein.
     16. Finally, the undersigned state that they have read and fully understand this Severance Agreement and Release in Full and agree that it is the entire agreement between them related to the contents thereof.
     IN WITNESS WHEREOF, the undersigned have initialed each of the preceding pages and have set their hands and seals below.

Granite Mortgage, Inc.

By:	/s/ Karen Warlick	/s/ Gary L. Lackey
	Karen Warlick	Gary L. Lackey

DATE:	2/23/09	DATE: 2/24/09

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